Report of Independent Accountants

To the Board of Trustees of
Diversified Investors Funds Group II
and Shareholders of the Short
Horizon Strategic Allocation Fund,
Short Intermediate Horizon Strategic
Allocation Fund, Intermediate
Horizon Strategic Allocation Fund,
Intermediate Long Horizon Strategic
Allocation Fund and Long Horizon
Strategic Allocation Fund:

In planning and performing our
audits of the financial statements
of the Short Horizon Strategic
Allocation Fund, Short Intermediate
Horizon Strategic Allocation Fund,
Intermediate Horizon Strategic
Allocation Fund, Intermediate Long
Horizon Strategic Allocation Fund
and Long Horizon Strategic
Allocation Fund (collectively, the
"Funds"; five of the funds
constituting the Diversified
Investors Funds Group II) for the
year ended December 31, 2002, we
considered their internal control,
including control activities for
safeguarding securities, in order to
determine our auditing procedures
for the purposes of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgements by
management are required to assess
the expected benefits and related
costs of controls.  Generally,
controls that are relevant to an
audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with generally accepted
accounting principles.  Those
controls include the safeguarding of
assets against unauthorized
acquisition, use, or disposition.

Because of inherent limitations in
internal control, error or fraud may
occur and not be detected.  Also,
projections of any evaluation of
internal control to future periods
is subject to the risk that controls
may become inadequate because of
changes in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material weakness is
a condition in which the design or
operation of one or more of the
internal control components does not
reduce to a relatively low level the
risk that misstatements caused by
error or fraud in amounts that would
be material in relation to the
financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions.  However, we
noted no matters involving internal
control and its operation, including
controls for safeguarding
securities, that we consider to be
material weaknesses as defined above
as of December 31, 2002.

This report is intended solely for
the information and use of
management and the Board of Trustees
of the Funds and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.


PricewaterhouseCoopers LLP
New York, New York
February 18, 2003